                                                                      EXHIBIT 21


REGISTRANT'S SUBSIDIARIES                         JURISDICTION OF FORMATION
-------------------------                         -------------------------

Adventure Two S.A.                                Marshall Islands

Adventure Three S.A.                              Marshall Islands

Adventure Four S.A.                               Marshall Islands